Capital Verification Report

Heilongjiang Jinyuda Accountants Business Office Co., Ltd.

Harbin China

Heilongjiang Jinyuda Accountants Business Office Co., Ltd.

JYDKYZ (2013) No. A436

Capital Verification Report

Harbin Jiarun Hospital Company Limited,

We are entrusted and verify your registered capital increase and paid-in capital status up to June 3, 2013. In accordance with the requirements of laws, regulations, agreements, and the articles of association, the contribution, providing of true, legal, and complete capital verification data, safety and integrity protection of assets are your duties. And we shall be responsible for issuing opinions on your registered capital increase and paid-in capital status. The verification that we carry out is based on *China Registered Accountants Auditing Standards No. 1602-Capital Verification.* And during the verification process, we have implemented necessary verifying procedures as inspection combining with your practical status.

Your original registered capital was 500,000 CNY and the paid-in capital was 500,000 CNY. According to the requirements of the resolution of your shareholders' meeting and the revised Articles of Association, you apply to increase 14.5 million CNY registered capital, among which, 10.15 million CNY shall be transferred from undistributed profits as paid-in capital with the base date of increase transfer of June 3, 2013. And the left 4.35 million CNY shall be contributed in currency. After the change, the registered capital shall be 15 million CNY. Up to June 3, 2013, according to our verification, you had already transferred the 10.15 million CNY undistributed profits as paid-in capital, and had received 4.35 million CNY registered capital subscribed by the shareholder.

Meanwhile, we noticed that your registered capital before this capital increase was 500,000 CNY and the paid-in capital was 500,000 CNY. For this data, Heilongjiang Fangzheng Accountants Business Office had verified and issued *HFZCYZ (2006) No.B204 Capital Verification Report* on Feb.20, 2006.

The undistributed profits after tax were 28.4325 million CNY, which was also audited by Heilongjiang Jinyuda Accountants Business Office and issued with the *JYDKSZ (2013) No. A268 Auditing Report* on May 31, 2013. Up to June 3, 2013, the accumulative registered capital after changing had reached 15 million CNY. And the accumulative paid-in capital had reached 15 million CNY.

This verification report shall be used for your applying for putting-on-record for changes of registered capital and paid-in capital, and issuing contribution certificates to shareholders, and shall not be deemed as the guarantee of capital maintenance, debt-paying capacity, and sustainable management capacity since the date on which the verification report is issued. Our CPAs who execute this time of capital verification and our Accountants Business Office shall have no responsibility to any consequences incurred due to improper use of this capital verification report.

Appendixes:

1. Form of Details of Registered Capital Increase Paid-in Status;
2. Registered Capital and Paid-in Capital before and after Change;
3. Notes to Capital Verification

Heilongjiang Jinyuda Accountants Business Office

Harbin China

Seal: Heilongjiang Jinyuda Accountants Business Office

Chief Accountant: Chinese CPA Zhang Xiaoguang 230100120665

Chinese CPA: Chinese CPA Wei Xuezhi 230100351558

Date of Report: June 3, 2013

Notes to Capital Verification

I. Basic Information

Harbin Jiarun Hospital Company Limited (hereinafter referred to as Your Company) is a limited liability invested and founded by Zhang Junsheng. It obtained the No. 230111100017452 (1-1) Enterprise Legal Person Business License which was approved and issued by Municipal Administration For Industry and Commerce Of Harbin Hulan Branch on Feb.17, 2006 with original registered capital of 500,000 CNY and paid-in capital of 500,000 CNY. In accordance with the requirements of resolution of Your Company's shareholders' meeting and the revised *Articles of Association*, Your Company applies to increase 14.50 million CNY registered capital so that the registered capital after change would reach 15 million CNY. After the change of registered capital, the shareholder would be Zhang Junsheng.

II. Contribution Requirements on Capital Increase

In accordance with the revised Articles of Association, Your Company applies to increase 14.5 million CNY registered capital, among which, 10.15 million CNY would be transferred from the undistributed profits as paid-in capital while the left 4.35 million CNY would be contributed in currency.

III. Results of Verification

Up to June 3, 2013, Your Company had transferred 10.15 million CNY undistributed profits as paid-in capital, and had received registered capital (paid-in capital) contributed by the shareholder which amounted to FOUR MILLION THREE HUNDRED AND FIFTY THOUSAND CNY ONLY. The paid-in capital occupies 100% of the registered capital.

(I) The practical contribution of Zhang Junsheng is 14.50 million CNY, among which, 4.35 million CNY are paid in currency and deposited in the Renminbin deposit account that is opened by Harbin Jiarun Hospital Company Limited in Bank of China Harbin Matoulu Branch with account number of 165218973787 on June 3, 2013; and the left 10.15 million CNY registered capital are transferred from undistributed profits and be transacted with relative accounting processing as adjusting the accounting statement.

Legal reserve of Your Company after transferring shall not be less than 25% of the volume of registered capital before the transferring.

Relative accounting processing relating to capital increase has been done by Your Company. Status of relative items in the financial statement before and after the transferring is as follows:

Currency Unit: 10,000 CNY

Financial Statement Items	Before Transferring	Increase	Decrease	After Transferring
Paid-in Capital	50	1450		1500
Undistributed Profits	2843.25		1015	1828.25
Capital Reserve	0.45			0.45
Surplus Reserve	25			25
Among which: legal reserve	25			25

Seal: Heilongjiang Jinyuda Accountants Business Office Co., Ltd.

Appendixes 1:

Table 1

Form of Details of Registered Capital Increase Paid-in Status

As of June 3, 2013

Company Name: Harbin Jiarun Hospital Company Limited

Currency Unit: 10,000 CNY

Shareholder Name	New Registered Capital	Practical New Registered Capital Satus						
		Currency	Material	Intangible Assets	Undistributed Profit	Inventory	Total	Incl. New Registered Capital
Zhang Junsheng	1,450.00	435.00			1,015.00		1,450.00	1,450.00
Total	1,450.00	435.00			1,015.00		1,450.00	1,450.00

Accounting Firm (Company Chop): Heilongjiang Jinyuda Accountants Business Office Co., Ltd.

Chinese CPA: Chinese CPA Wei Xuezhi 230100251557

Detail List of the Paid-in Status of the Registered Capital Changed

As of June 3, 20113

Shareholder Name	Subscribed Registered Capital				Contributed Registered Capital				
	Before		After		Before		Increase	After	
	Amount	Ratio	Amount	Ratio	Amount	Ratio		Amount	Ratio
Zhang Junsheng	50.00	100.00%	1,500.00	100.00%	50.00	100.00%	1,450.00	1,500.00	100.00%
Total	50.00	100.00%	1,500.00	100.00%	50.00	100.00%	1,450.00	1,500.00	100.00%

Accounting Firm (Company Chop): Heilongjiang Jinyuda Accountants Business Office Co., Ltd.
Chinese CPA: Chinese CPA Wei Xuezhi 230100251557

Bank of China

Cash Demand Note

For Bank:

Transaction Date: 2013/06/03
Value Date: 2013/06/03
Transaction S/N:092686725
Original Transaction S/N
Transaction Name: Cash Deposit witout Pass Book
Transaction Code: 01010
Payee Name: Harbin Jiarun Hospital Company Limited
Payee A/C No.:165218973787
Card No.:
Bank Name: Bank of China Harbin Matou Road Sub-branch
Amount (IN WORDS): FOUR MILLION THREE HUNDRED AND FIFTY THOUSAND CNY ONLY
Amount (IN LOWERCASE): CNY 4,350,000.00

Payer Information
Summary: Increase Loan- ZHANG JUNSHENG 4,350,000.00

Customer Signature: ZHANG JUNSHENG
Transaction Outlet: 05484

Checker: 4337782
Maker: 23089

This document is the translated copy of the original
本文系原文翻译件
深圳碧海蓝天翻译有限公司
SHENZHEN SEA & SKY TRANSLATION CO., LTD.
www.seatranyi.com Tel:400...

Stamp:
Bank of China Harbin Matou Road Sub-branch

For Customer:

Customer Name:	Harbin Jiarun Hospital Company Limited			
Acount No.	165218973787		Bank of Deposit	Bank of China
Currency	RMB	Amount	IN WORDS	FOUR MILLION THREE HUNDRED AND FIFTY THOUSAND CNY ONLY
			IN LOWERCASE	CNY 4,350,000.00
Source	Increase Loan- ZHANG JUNSHENG 4,350,000.00		Summary	

Seal:
Harbin Jiarun Hospital Company Limited

Index No.	
Page	

Authorization to Verify and Authenticate

(Bank):

We invite Heilongjiang Jinyuda Accountants Business Office Co., Ltd. to verify the registered capital status of our company. In accordance with the national laws and regulations, and the requirements of *China Standards on Auditing and Quality Control*, it shall inquire the deposited contribution of contributor (shareholder) of our company in your bank. If the following data is accorded with your record, please sign and stamp seal on the following item of "Prove no error data or matter"; if there's any item that is not accorded with your record, please list the non-conformity matter in the following item of "list non-conformity matter". Relative confirmation fee can be charged directly from the deposit account of our company (planned). And for the reply, please directly mail to ________ accountants business office.

Mail address:

Zip: Tel.: Fax: Contact Person:

Up to 16:00 of June 3, 2013, contributions of the contributor (shareholder) of our company are listed as follows:

Contributor	Date of Contribution	Bank Account	Currency	Amount	Money Purpose	Remark
Zhang Junsheng	June 3, 2013	165218973787	Renminbi	4,350,000	Capital Increase	
Total Amount (in Words)	FOUR MILLION THREE HUNDRED AND FIFTY THOUSAND CNY ONLY					

Seal: Heilongjiang Jinyuda Accountants Business Office Co., Ltd.

Company (Common Seal): Harbin Jiarun Hospital Company Limited

June 3, 2013

Conclusion: 1 Prove no error data or matter Date: June 3, 2013 Clerk: Yan Yang Bank Seal: Bank of China Harbin Matoulu Branch Business Seal
2 If there's non-conformity matter, please list the non-conformity matter Date: Clerk: Bank Seal:

No. of Certificate：230100120665 Authorized Institute of CPA: Heilongjiang Institute of Certified Public Accountants Date of Issuance: Decmber 21, 1994	Annual Renewal Registration This certificat is valid for another year after this renewal. Heilongjiang Institute of Certified Public Accountants June 26, 2012 Invalid for Recopying.

深圳碧海蓝天翻译有限公司

The Chinese Institute of Certified Public Accountants

photo		
	FULL NAME	ZHANG XIAOGUANG
	SEX	Female
	DATE OF BIRTH	September 15, 1945
	WORKING UNIT	Heilongjiang Jinyuda Accountants Business Office Co., Ltd.
	ID NO.	230103450915092

No. of Certificate：230100251557 Authorized Institute of CPA: Heilongjiang Institute of Certified Public Accountants Date of Issuance: September 24, 1993	Annual Renewal Registration This certificat is valid for another year after this renewal. Heilongjiang Institute of Certified Public Accountants June 26, 2012 Invalid for Recopying.

深圳碧海蓝天翻译有限公司

This document is the translated copy of the original
本文系原文翻译件
深圳碧海蓝天翻译有限公司
SHENZHEN SEA & SKY TRANSLATION CO., LTD
www.seafanyi.com Tel:4007156

The Chinese Institute of Certified Public Accountants

photo	FULL NAME	WEI XUEZHI
	SEX	Male
	DATE OF BIRTH	June 5, 1940
	WORKING UNIT	Heilongjiang Jinyuda Accountants Business Office Co., Ltd.
	ID NO.	232130400605001

Accounting Firm

Certificate to Practice

Name: Heilongjiang Jinyuda Accountants Business Office Co., Ltd.

Chief Accountant: Zhang Xiaoguang

Address: No.57 Gongcheng Street, Daoli District, Harbin

Organization Form: Limited Liability

Accounting Firm S/N: 23010036

Registered Capital (Amount of Contribution): 31

Doc. No. for Approval of Establishment: HCKXZ [1999] No.239

Date of Approval of Establishment: 1999-12-31

Seal: Heilongjiang Jinyuda Accountants Business Office Co., Ltd

Certificate S/N: No.002796

Notes

1. The *Certificate to Practice of Accounting Firm* shall be the evidence proving that the owner is examined and approved by the financial department according to law to engage in legal businesses of certified public accountant.
2. In case that the items recorded on the *Certificate to Practice of Accounting Firm* changes, it shall be reported to the financial department to apply for change the certificate;
3. The *Certificate to Practice of Accounting Firm* shall not be forged, altered, rented, borrowed, or transferred.
4. If the accounting firm terminates, it shall be reported to the financial department and give the *Certificate to Practice of Accounting Firm* back to the financial department.

Seal: Re-copied one shall be invalid.

Institute of Issuing: Heilongjiang Financial Department

Dec.31, 1999

Formulated by Ministry of Finance of the People's Republic of China

Business License of Enterprise Legal Person

(Duplicate Copy) Registration No. 230102100042672 (1-1)

Name: Heilongjiang Jinyuda Accountants Business Office Co., Ltd.

Address: No.57 Gongcheng Street, Daoli District, Harbin

Name of Legal Representative: Zhang Xiaoguang

Registered Capital: THREE HUNDREAD AND TEN THOUSAND CNY ONLY

Paid-in Capital: THREE HUNDREAD AND TEN THOUSAND CNY ONLY

Enterprise Type: Limited Liability Company (Invested or Owned by Nature Person)

Business Scope: general business items: inspect enterprise accounting statement, issue auditing report, verify enterprise capital, issue capital verification report; transact auditing business and issue relative reports in enterprise M&A, slit, and liquidation, and other auditing businesses required in laws, and administrative regulations; and undertake accounting consultation, accounting service, and go through industrial and commercial registration as agent.

Seal: Re-copied one shall be invalid

Seal: Heilongjiang Jinyuda Accountants Business Office Co., Ltd.

Date of Establishment: March 15, 2000

Business Period: YYYYMMDD-YYYYMMDD

Notices

1. The *Enterprise Legal Person Business License* shall be the certificate of enterprise legal person qualification and legal business operation;
2. The *Enterprise Legal Person Business License* shall be in original and duplicate copies with the same legal effects;
3. The original copy of *Enterprise Legal Person Business License* shall be put at obvious position in the address;
4. The *Enterprise Legal Person Business License* shall not be forged, altered, rented, borrowed, or transferred,
5. In case that any registered item changes, it shall be applied for change of registration to the enterprise registration institute, and change the *Enterprise Legal Person Business License*;
6. The enterprise shall participate in annual check between March 1 and June 30 each year;
7. In case that the *Enterprise Legal Person Business License* is revoked, business activity other than relating to liquidation shall not be engaged in;
8. If transacting cancellation of registration, both the original and duplicate copies of the *Enterprise Legal Person Business License* shall be given back;
9. In case that the *Enterprise Legal Person Business License* is lost or damaged, it shall be published on newspaper that is designated by the public security institute to declare the loss or damage, and reapply for the license.

Annual Check Status

Harbin Industrial and Commercial Administration Bureau Daoli Branch 2010 Annual Check	Harbin Industrial and Commercial Administration Bureau Daoli Branch 2011 Annual Check	Harbin Industrial and Commercial Administration Bureau Daoli Branch 2012 Annual Check	

Seal: Harbin Industrial and Commercial Administration Bureau Daoli Branch

Date: May 18, 2011

企业法人营业执照

注册号　440301104365448

此营业执照只用于翻译资格认证，无公章，再次复印，扫描无效，如有疑问请致电4007166156
Business License only applicable for certification of translation qualifications; invalid if no original seal, undergoing recopying and rescanning, and please call 4007166156 for any doubts.

名　　　　称　深圳碧海蓝天翻译有限公司

企 业 类 型　有限责任公司

住　　　　所　深圳市罗湖区南湖街道嘉宾路2008号彭年广场东佳大厦2402B

法定代表人　徐淑琴

成 立 日 期　二〇〇九年十一月十七日

重要提示

1、经营范围：商事主体的经营范围由章程确定。经营范围中属于法律、法规规定应当经批准的项目，取得许可审批文件后方可开展相关经营活动。
2、注册资本：深圳市实行有限责任公司注册资本认缴登记制度。
3、信息查询：商事主体经营范围、出资情况、营业期限和许可审批项目等有关事项及年报信息和其他监管信息，请登录深圳市市场监督管理局临时信用信息平台（网址：www.szcredit.com.cn）查询。

登记机关　深圳市市场监督管理局

二〇一三年　七月　四日

中华人民共和国国家工商行政管理总局监制